 Form 10-K 2003

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36182), pertaining to the Encore Capital Group, Inc. 1999 Equity Participation Plan, of our report dated February 6, 2004 with respect to the consolidated financial statements of Encore Capital Group, Inc, included in its Annual Report on Form 10-K as of and for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

Costa Mesa, California

March 1, 2004

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